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                       COMPANY:  WORLD OF SCIENCE, INC.
                                 TICKER: WOSI
                                EXCHANGE:  NMS

                               FORM-TYPE:  10-K
                           Exhibit 21.  Subsidiaries


                         FILING-DATE:  April 28, 2000

                                 Exhibit 21.1

                                 Subsidiaries

              Name of Subsidiary                 Percentage Owned
              ------------------                 ----------------

             WOSI on the Web, Inc.                     100%